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As filed with the Securities and Exchange Commission on December 7, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NitroMed, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	22-3159793 (I.R.S. Employer Identification Number)

125 Spring Street
Lexington, Massachusetts 02421
(781) 266-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael D. Loberg, Ph.D.
Chief Executive Officer
NitroMed, Inc.
125 Spring Street
Lexington, Massachusetts 02421
(781) 266-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Steven D. Singer, Esq. Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000	Geoffrey B. Davis, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 Telephone: (617) 951-7000 Telecopy: (617) 951-7050

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-120280

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share	$15,000,000.00	$1,900.50

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of NitroMed, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-120280) are incorporated in this registration statement by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on this 7th day of December, 2004.

NitroMed, Inc.
By:	/s/ MICHAEL D. LOBERG Michael D. Loberg Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. LOBERG Michael D. Loberg	Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2004
/s/ LAWRENCE E. BLOCH Lawrence E. Bloch	Chief Financial Officer (Principal Financial Officer)	December 7, 2004
/s/ JAMES G. HAM, III James G. Ham, III	Vice President of Finance (Principal Accounting Officer)	December 7, 2004
* Robert S. Cohen	Director	December 7, 2004
* Zola Horovitz, Ph.D.	Director	December 7, 2004
* Argeris Karabelas, Ph.D.	Director	December 7, 2004
* Mark Leschly	Director	December 7, 2004
* John W. Littlechild	Director	December 7, 2004
* Joseph Loscalzo, M.D., Ph.D.	Director	December 7, 2004
* Davey S. Scoon	Director	December 7, 2004

*By:	/s/ LAWRENCE E. BLOCH, M.D. Name: Lawrence E. Bloch, M.D. Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24*	Powers of Attorney

*
Filed as Exhibit 24 to the Registrant's Registration Statement on Form S-1 (File No. 333-120280) filed with the Commission on November 8, 2004

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX